U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2017

MTGE Investment Corp.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35260	45-0907772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 12th Floor, Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 968-9220

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
By written consent executed as of March 10, 2017, the Board of Directors (the “Board”) of MTGE Investment Corp. (the “Company”) set the number of directors who constitute the Board to five and appointed Steven W. Abrahams to the Board, effective immediately. Mr. Abrahams was elected to a term that continues until the Company’s 2017 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.
Mr. Abrahams, 57, is the Co-Founder and Chief Executive Officer of Milepost Capital Management LLC. Milepost Capital, which was founded in 2016, provides investment strategy; research; asset sourcing, selection, and reporting; and portfolio accounting to US community banks. Mr. Abrahams also serves as an Adjunct Professor of Finance and Economics at the Columbia Business School. Prior to founding Milepost Capital, Mr. Abrahams was a Managing Director and the Head of MBS and Securitization Research at Deutsche Bank AG from 2010 until 2016, and, from 2008 until 2009, he founded and served as a Managing Director of Citadel Capital Advisors, a business unit of Citadel LLC established to advise institutional investors managing complex portfolios of loans, securities, and related risks. From 2001 to 2008, Mr. Abrahams served in a number of roles at Bear Stearns & Co. Inc., including from 2005 until 2008 as the Senior Managing Director, Global Head of Liquid Product Strategy. Mr. Abrahams holds a Ph.D. in Psychology from Columbia University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTGE INVESTMENT CORP.
Dated: March 10, 2017	By:	/s/ Kenneth L. Pollack
Kenneth L. Pollack Senior Vice President, Chief Compliance Officer and Secretary